UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2025

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 30, 2025, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to announce that it has entered into definitive agreements for the sale of its Illinois assets, NMG IL 1, LLC (“NMG IL 1”) and NMG IL 4, LLC (“NMG IL 4”) to Rubino Ventures IL, LLC d/b/a/ Dutchess Cannabis, an Illinois cannabis company which currently operates two open dispensaries. The membership interest purchase agreements (the “MIPAs”), which are described in more detail below and are subject to Illinois regulatory approval, will be for total cash consideration of US$5 million, half to be paid upon effectiveness of the respective managed services agreements (the “MSAs”) to be entered into with each of NMG IL 1 and NMG IL 4, and half to be paid upon closing, as well as the potential for additional cash earnout based on trailing twelve month EBITDA calculated as of the end of the fifteenth month period after the effectiveness of the respective MSAs.

“The cannabis industry is going through a challenging time, and growth capital for smaller companies such as BaM has become both hard to find and prohibitively expensive. In this environment, we determined that “going it alone” in Illinois would likely create less value than selling our Illinois assets to an established operator in the market. We believe the sale to Dutchess Cannabis allows the Company to obtain near term cash to better its balance sheet and provide capital for its New Jersey dispensary construction, as well as also benefiting from Dutchess Cannabis’ local infrastructure and future success through the earnout,” stated Michael Mills, CEO of BaM.

“Dutchess Cannabis is excited to bring high quality and affordable cannabis to the City of Markham and Village of Lynwood. We are eager to become great partners and good neighbors to both communities,” stated Meg Rubino, CEO of Dutchess Cannabis.

Overall Transaction Summary

Subject in all cases to Illinois regulatory approval and other standard closing conditions (i) the Company through its wholly owned subsidiary, DEP Nevada, Inc. (“DEP”) is divesting its wholly owned subsidiary NMG IL 4, (ii) Big Stone Illinois, LLC is assigning its rights, obligations and interests as seller in the NMG IL 1 MIPA to DEP effective upon Illinois regulatory approval, and (iii) each of NMG IL 4 and NMG IL 1 entering into MSAs with Rubino Ventures IL, LLC (“Rubino”). Each MSA needs to be approved by the Illinois cannabis regulator before becoming effective. The Company will also submit change of ownership applications to the Illinois regulator, which regulatory approval is a condition of each MIPA.

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Transaction Summary

NMG IL 4 (Markham)

•	$833,334 cash (the “NMG IL 4 Initial Consideration”) within three business days following the effectiveness of the MSA between NMG IL 4 and Rubino Ventures LLC (“Rubino”) (the “NMG IL 4 MSA”).
•	$833,333 cash, less certain indebtedness of NMG IL 4 immediately prior to closing and less Transaction Expenses (as defined in the NMG IL 4 MIPA) (the “NMG IL 4 Closing Consideration”, and together with the NMG IL 4 Initial Consideration, the “NMG IL 4 Purchase Price”), at closing of the NMG IL 4 MIPA.
•	Earnout payable in cash equal to 3.2x the Earnout Period EBITDA less the NMG IL 4 Purchase Price already paid.
•	Earnout Period consisting of months 4 through 15 following regulatory approval of the NMG IL 4 MSA.
•	NMG IL 4 MSA whereby Rubino will be paid a monthly fee of $12,500 and reimbursement of certain expenses, subject to the approval of the Illinois Department of Financial and Professional Regulation.

NMG IL 1 (Lynwood)

•	$1,666,666 cash (the “NMG IL 1 Initial Consideration”) within three business days following the effectiveness of the MSA between Rubino and NMG IL 1 (the “NMG IL 1 MSA”).
•	$1,666,667 cash, less certain indebtedness of NMG IL 1 immediately prior to closing and less Transaction Expenses (as defined in the NMG IL 1 MIPA) (the “NMG IL 1 Closing Consideration”, and together with the NMG IL 1 Initial Consideration, the “NMG IL 1 Purchase Price”), at closing of the NMG IL 1 MIPA.
•	Earnout payable in cash equal to 3.2x Earnout Period EBITDA less the NMG IL 1 Purchase Price already paid.
•	Earnout Period consisting of months 4 through 15 following regulatory approval of the NMG IL 1 MSA.
•	NMG IL 1 MSA whereby Rubino will be paid a monthly fee of $12,500 and reimbursement of certain expenses, subject to the approval of the Illinois Department of Financial and Professional Regulation.

For further information on the transactions, please review the related Form 8-K to be filed on EDGAR in the very near future.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated January 30, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: January 30, 2025	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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